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                                                                 Exhibit 3.(i).7

                                                                 FILED #C3312-97
                                                                     JAN 30 2001
                                                                IN THE OFFICE OF
                                                                 /S/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

1.   Name of corporation:  IPVOICE.COM, INC.

2.   The articles have been amended as follows:

     Article 1 is hereby amended to read as follows:

     The name of the corporation is: IPVOICE COMMUNICATIONS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 10,367,523.

4.   Signatures:

     /s/ Barbara S. Will                         /s/ Russell Watson
     _____________________________________       ___________________________
     Barbara S. Will                             Russell Watson
     President and Chief Operating Officer       Corporate Secretary